UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(215) 579-7388

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 1, 2004, CollaGenex Pharmaceuticals, Inc. (the “Company”), announced that it had filed a complaint for patent infringement against IVAX Pharmaceuticals Inc. and CorePharma LLC in the United States District Court for the Eastern District of New York. In its complaint, the Company alleges that the submission of Abbreviated New Drug Applications (“ANDAs”) by each of IVAX Pharmaceuticals Inc. and CorePharma LLC for 20mg tablets of doxycycline hyclate infringes United States Patent RE 34,656, for which the Company is the exclusive licensee. The Company is seeking an injunction preventing IVAX Pharmaceuticals Inc. and CorePharma LLC from introducing 20mg tablets of doxycycline hyclate in the United States.

The Company also continues to challenge in the United States District Court for the District of Columbia the decision of the Food and Drug Administration (“FDA”) to classify Periostat®, the Company’s lead product, as an antibiotic, and has sought to compel the FDA to accord the Company patent and exclusivity protection under the Hatch Waxman amendments to the Food, Drug and Cosmetic Act. The United States District Court for the District of Columbia has granted the Company a preliminary injunction that prevents the FDA from approving any ANDA covering generic versions of Periostat pending final resolution of the Company’s challenge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: October 4, 2004	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer
(Principal Financial Officer)